UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2006

NOVA OIL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-32531	91-2028450
(State or other	(Commission File Number)	(I.R.S. Employer
Jurisdiction		Identification Number)
of incorporation)

The Riviana Building, 2777 Allen Parkway, Suite 800, Houston, Texas 77024

(Address of Principal Executive Offices)

713-869-6682

(Registrant’s telephone number, including area code)

17922 N. Hatch Road, Colbert, WA 99005-9377

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934.  This report includes statements regarding the Company’s plans, goals, strategies, intent, beliefs or current expectations.  These statements are expressed in good faith and based upon a reasonable basis when made,  but there can be no assurance that these expectations will be achieved or accomplished.  These forward looking statements can be identified  by the use of terms and phrases such as “believe,”  “plan,” “intend,”  “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional  constructions (“will,” “may,” “could,” “should,” etc.).  Items contemplating or making assumptions about actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of management,  forward-looking  statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements.  Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report.  The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation.  Readers are urged to carefully review and consider the various disclosures made by the Company in the Company’s reports filed with the Securities and Exchange  Commission which attempt to advise interested parties of the risks and factors that may affect the Company’s business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, the Company’s actual results may vary materially from those expected or projected.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Share Exchange Agreement with Biosource America, Inc. and the Shareholders of Biosource America

On March 30, 2006, Nova Oil, Inc., a Nevada  corporation  (“Nova Oil” or the “Company”), entered into a share exchange agreement (the “Share Exchange Agreement”) with Biosource America, Inc., a Texas corporation (“Biosource America”), and holders of shares of capital stock of Biosource America (collectively the “Biosource Stockholders”).  The Share Exchange Agreement is filed as Exhibit 2.1 and is incorporated herein by reference.  Pursuant to the Share Exchange Agreement, each Biosource Stockholder would exchange three shares of common stock of Biosource America for two shares of common stock of Nova Oil (the “Share Exchange”).  The Share Exchange closed on March 31, 2006 and, as a result, Nova Oil will issue 40,000,000 shares of its common stock upon surrender of certificates in exchange therefor and Biosource America became a subsidiary of Nova Oil.  Under the terms of the Share Exchange Agreement, Nova Oil declared a three-for-two stock split in the form of a stock dividend payable on April 24, 2006 to holders of record on April 10, 2006.  After the Share Exchange is completed, the Company will have approximately 46,925,000 shares of common stock issued and outstanding.  After the stock split, the Company will have approximately 70,387,500 shares outstanding. In connection with the Share Exchange and the resulting change in control, the Company elected a new director and appointed a new chief executive officer which is described more fully in Items 2.01 and 5.02, which are incorporated herein by reference.

Asset Purchase Agreement Between Biosource Fuels, Inc. and Biosource America, Inc. and Related Agreements.

On February 7, 2006, Biosource America entered into an asset purchase agreement with Biosource Fuels, LLC, a Wisconsin limited liability company (“Biosource Fuels”), pursuant to which Biosource America agreed to buy substantially all of the assets of Biosource Fuels for an aggregate consideration of $5,950,000, of which $1,000,000 was paid at closing on February 16, 2006 and the remainder payable in installments in accordance with the schedule set forth therein.  Under the terms of such agreement, up to $3,000,000 of such deferred consideration may, if authorized by Biosource America and if elected by Biosource Fuels or its transferees, be converted into the right to receive a number of shares of common stock of Biosource America (or the Company if after the Share Exchange) equal to the principal amount to be converted divided by a conversion price of 0.94 times the fair market value of such shares at the time of conversion.  A copy of such asset purchase agreement is filed as Exhibit 2.1 to this report and this summary is qualified in its entirety by reference to the contents of such agreement.  To secure its obligations with respect to the deferred portion of the consideration, Biosource America entered into a security agreement, a collateral assignment and a patent security agreement with respect to the collateral described therein.  Copies of such agreements are filed as Exhibits 10.1 — 10.3 to this report and this summary is qualified in its entirety by reference to the contents of such agreements.  Also in connection with the asset purchase agreement and the convertible note issued with respect to the deferred consideration, Biosource America entered into a registration rights agreement with Biosource Fuels to provide for the registration for resale of shares to be issued upon conversion of such note under the conditions described in such agreement.  A copy of such agreement is filed as Exhibit 10.4 to this report and this summary is qualified in its entirety by reference to the contents of such agreement.  Also in connection with the asset purchase agreement, Biosource America entered into a Confidentiality and Non-Competition Agreement with Resodyn Corporation whereby Resodyn agreed for a five year period not to engage in, manage, operate, control or participate in or be connected in any manner with the ownership, management, operation or control of any person that is engaged or involved in the synthesis of biodiesel and other bio-fuels from animal and vegetable based fats, oils and greases.  A copy of such agreement is filed as Exhibit 10.5 to this report and this summary is qualified in its entirety by reference to the contents of such agreement.

Clinton County Construction Contract.

On October 17, 2005, Biosource Fuels entered into an agreement with Clinton Couny Bio Energy, LLC to design and build a 10 million gallon per year biodiesel production facility near Camanche, Iowa at a cost of approximately $5,750,000.  A copy of such agreement is filed as Exhibit 10.6 to this report and this summary is qualified in its entirety by reference to the contents of such agreement.  Such agreement was assigned to Biosource America pursuant to the asset purchase agreement described above.

Anamax Construction Contract.

On December 28, 2005, Biosource America entered into an agreement with Anamax Energy Services, Inc. to design and build a 20 million gallon per year biodiesel production facility near DeForest, Wisconsin at a cost of approximately $13,250,000.  A copy of such agreement is filed as Exhibit 10.7 to this report and this summary is qualified in its entirety by reference to the contents of such agreement.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As described above in Item 1.01, which is incorporated by reference into this Item 2.01 in its entirety, on March 31, 2006, Nova Oil completed the Share Exchange, pursuant to which it will issue 40,000,000 shares of its common stock to the holders of shares of common stock of Biosource America upon surrender of certificates in exchange therefor.  Each Biosource Stockholder received two shares of common stock of Nova Oil in exchange for every three shares of common stock of Biosource America surrendered in exchange therefor.  As a result of the Share Exchange, Biosource America became a subsidiary of Nova Oil, a change of control of Nova Oil occurred as the former Biosource Stockholders acquired approximately 86% of the issued and outstanding shares of common stock of Nova Oil and Nova Oil ceased being a “shell company,” as such term is defined by Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

Business

Nova Oil, Inc.

Nova Oil was incorporated February 25, 2000 under the laws of the State of Nevada.  Nova Oil was organized primarily for the purpose of acquiring, either alone or with others, interests in developed producing oil and gas leases, with the objective of establishing a solid cash flow base.

On April 5, 2005, the Company’s common stock was made effective by the National Association of Securities Dealers for listing and trading on the over-the-counter electronic bulletin board (OTCBB). The Company’s Common Stock trades under the symbol “NVAO.”  As of October 19, 2005, the Company completed the sale of all its oil and gas well interests and, as a result, became a “shell company” as it ceased operations and shifted its primary activity to seeking merger or acquisition candidates with whom it could either merge or acquire.  The Company is a “small business issuer” as defined by Rule 12b-2 of the Securities Exchange Act.

As of March 30, 2006, prior to the Share Exchange and the stock split described above in Item 1.01, the Company’s authorized capitalization consisted of 500,000,000 shares of common stock at $0.001 par value and 5,000,000 shares of preferred stock at $0.0001 par value, with 6,925,000 shares of common stock outstanding and no shares of preferred stock outstanding.  After the stock split and the Share Exchange, the Company will have approximately 70,387,500 shares of common stock issued and outstanding.

Prior to the Share Exchange, the Company had no full-time or part-time employees.  All of the directors and officers of the Company served without compensation except for the shares of common stock of the Company granted in 2005 as described in Item 10 to the Company’s annual report on Form 10-K for the year ended December 31, 2005.

After the Share Exchange, the principal executive offices of the Company were moved to the Riviana Building, 2777 Allen Parkway, Suite 800, Houston, Texas 77024, telephone number 713-869-6682, and facsimile number 713-868-1267.   The Company’s internet website address is www.novaenergyholding.com.

Biosource America, Inc.

Biosource America, Inc. was incorporated under the laws of the State of Texas on December 1, 2005.  On February 10, 2006, Biosource America completed the acquisition of substantially all of the assets of Biosource Fuels, which had been in the business of developing, marketing, selling and licensing processes and technologies for the synthesis of biodiesel and other biofuels from animal and vegetable based fats, oils and greases.  As part of the acquisition of Biosource Fuels, Biosource America acquired a patent and related patent applications with respect to the production of biodiesel and glycerin from high free fatty acid feedstocks.  In addition, Biosource America acquired a fully continuous flow biodiesel pilot refinery that had been built in January 2003 in Butte, Montana.  This pilot refinery has a production capacity of 80,000 gallons of biodiesel per year.  Presently, Biosource America has entered into agreements with two third parties with respect to the construction of two biodiesel refineries.  The Company’s current strategy includes the construction of one or two additional refineries for its own account.

Business Strategy

The Company’s current business strategy for the remainder of the fiscal year involves the design and construction of biodiesel refineries in the United States and the production and marketing biodiesel and other biofuels in such region.  Through its wholly owned subsidiary, Biosource America, the Company currently has two full scale production facilities in the design and construction phase.  The first facility will be located near Camanche, Iowa and the agreement with Clinton County Bio Energy, LLC provides for the design and construction of a facility with a production capacity of ten million gallons per year.  The targeted substantial completion date is July 2006, although there can be no assurance that the construction and completion will not be delayed.  The second plant will be located near DeForest, Wisconsin and the agreement with Anamax Energy Services, Inc. provides for the design and construction of a facility with a production capacity of twenty million gallons per year.  The targeted substantial completion date is September 2006, although there can be no assurance that the construction and completion will not be delayed.

In addition, the Company’s current business strategy calls for the design and construction of biodiesel refineries for its own account in order to produce and market biodiesel and other biofuels.  This strategy would require:

•                  Locking Up Low Cost Feedstock.  Because feedstock represents 65-80% of biodiesel’s fuel cost, it is imperative that the Company is able to acquire raw materials at a reasonable cost in order to be competitive in the marketplace.  The Company is currently engaged in negotiations with several large food processing companies in an effort to obtain commitments for the supply of low cost feedstock sources.

•                  Acquiring of Production Capacity.  The Company is focused on building biodiesel plants for its own account in order to establish a substantial internal biodiesel refinery production capacity, which is believed will enable the Company to generate income from the marketing of biodiesel to domestic companies.  For example, in the United States, the Company intends to seek strategic relationships in the trucking industry for the purchase of biodiesel production from the Company.

•                  Improved Process Technology.  The Company’s proprietary biodiesel production technology produces fuel that is intended to meet or exceed ASTM 6751 standards, which is the standard for biodiesel fuels set forth by the American Society for Testing and Materials (“ASTM”).

Biodiesel Production Economics

The Company believes that the economics of biodiesel production, whether derived from vegetable or animal based feedstocks, are affected by several factors:

•                  Commodity Prices.  Biodiesel is a fuel that will likely be traded as a commodity based on a competitive value per British thermal unit (“BTU”), much like other fuels that are traded on the open market.  In order to be successful and experience growth, the biodiesel industry will have to produce fuel that matches petroleum-derived diesel fuel pricing.

•                  Product Quality.  Customer acceptance and confidence is essential in order for consumers to embrace and utilize the fuel as a substitute for petroleum-derived diesel fuel.  The Company’s biodiesel production process was developed with the objective of producing a fuel that meets or exceeds the product quality of petroleum-derived fuels.

•                  Feedstock Limitations.  Feedstock cost comprises approximately 65-80% of all of biodiesel’s production costs.  Feedstocks generally range in value from 10 to 25 cents per pound and most feedstocks can produce one gallon of biodiesel from every 8 pounds of available tri-glyceride present in the feedstock, resulting in feedstock supply costs of at least $0.80 to $2.00 per gallon.  Processing costs generally range from $0.30 to $0.45 per gallon.  Processing costs are fairly uniform throughout the industry.  As a result, the Company believes that total biodiesel production costs can range from $1.10 per gallon to as high as $2.45 per gallon, with prices being primarily driven by price of the feedstock.

Currently, according to the National Biodiesel Board (“NBB”), the majority of biodiesel production is derived from soybean oil feedstock primarily because of its availability and the relative ease of converting the low free fatty acid vegetable oil into a biodiesel that can conform to ASTM standards.  Commodity prices for soybeans trade at a caloric (food) value rather than at a BTU value, which is generally the basis upon which biodiesel is bought and sold.  This commodity pricing difference generally makes soybean oil the preferred feedstock over inedible tallow, yellow grease, poultry fat or other waste vegetable oils.

The Company believes that its true multi-feedstock refining capability with comparable biodiesel quality may provide a competitive advantage over a single feedstock refining capability.  For example, the Company’s biorefinieries are expected to have the capability to run a 1% free fatty acid (“FFA”) soybean oil and then immediately shift to a 20% FFA yellow grease without any changes to the plant, capital equipment, production costs or process conditions.

Industry Overview

Although prices for diesel fuel fluctuate on the commodities market, according to the United States Department of Energy, in 2005, prices have reached 10 year record highs.  Petroleum refining activity in many countries is or has been dominated by larger companies that may have overlooked or undervalued smaller-sized biodiesel refinery opportunities.  The Company believes that the high diesel fuel prices and concentrated petroleum refining capacity has created market entry opportunities for smaller companies.

The biodiesel market in the United States has experienced significant growth over the past several years and the NBB expects growth to continue well into the future.  According to the NBB, domestic biodiesel production has increased each year since 1999.  In 2002, approximately 15 million gallons of biodiesel fuel were used, with most consumption concentrated in the federal, state, and local governments.  National consumption in 2004 reached 25 million gallons, with expansion through public retail pumps and governmental fleets.

In the interest of environmental protection, new government regulation and legislation regarding permissible emissions in the United States have created an opportunity for the biodiesel industry.  Most notably, recent U.S. environmental protection legislation has mandated lower sulfur contents in diesel fuel by 2006.  Decreased sulfur in diesel inhibits lubricity, making petroleum diesel less desirable to use as a stand-alone product in diesel engines.  Biodiesel blends such as B20, a common biodiesel blend of 20% biodiesel and 80% petroleum diesel provides acceptable levels of lubricity, which enables diesel engines to be safely operated while maintaining lower levels of sulfur emissions.

In 2004, according to the NBB, U.S. biodiesel production was approximately 75 million gallons.  The use of biodiesel, while comprising less than 0.1% of the entire petroleum diesel market (an estimated 60 billion gallons), was the fastest growing alternative fuel market in the world.  Based on studies conducted by the United States Department of Agriculture (“USDA”) and the NBB, it was reported that, by 2010, the demand for biodiesel in the U.S. will reach 800 million gallons, accounting for approximately 2% of the 60 billion-gallon per year total fuel market.

Government regulation globally has stimulated biodiesel growth in both the U.S and other countries.  Much of the world’s industry growth is being driven by environmental protection legislation, mandated biodiesel blends and fiscal incentives.

The Company’s growth will, in large part, depend on its ability to capture a substantial amount of the available feedstock.  Considering the exponentially growing biodiesel market, future importance will be placed on the limited supply of feedstocks as well as companies that are able to efficiently use a variety of these feedstocks.

According to the United States Census Bureau, in 2005 in the U.S. there was an estimated total of 1.73 billion gallons of tallow, yellow/brown grease and poultry fat available for domestic consumption or export.

Approximately one-third of these fats are exported annually.  Exported fats provide the greatest opportunity to acquire feedstock without competing with the current domestic consumption.  Biosource Fuels had an excellent reputation in the rendering industry and the Company intends to acquire rendered fats both on a commodity basis as well as through future joint venture relationships, which is anticipated to help the Company maintain a long-term feedstock supply.

The Company’s growth will generally be measured in terms of production and corresponding cash flow.  A significant determinant of cash flow will be commodity feedstock costs and diesel prices, over which the Company has no control.  However, the Company believes that it has superior biodiesel production technology to that of its current competitors, which will enable it to efficiently utilize multiple low cost feedstocks and provide it with an economic advantage over its competitors.

Plan of Operations

Short-Term Plan of Operations

Implementation of the Company’s business plan for the next twelve months will require the ability to generate cash flow to satisfy planned expenditure requirements and a probable need to raise capital.

Upon completion of the Share Exchange, the Company’s cash balance was approximately $1.4 million.  In order to implement the Company’s business plan, its capital expenditures to July 31, 2006 are expected to be approximately $2.2 million and are anticipated to be funded with a combination of cash flow and existing available cash.  The Company’s preliminary capital budget for 2006 is $10 million.

The Company’s short-term plan for growth in 2006 is dependent upon its ability to successfully execute its financial plan to raise capital and arrange for financing sufficient to accomplish an integrated strategy described as follows:

•                  The Company must complete the two existing agreements for designing and constructing biodiesel production plants with Clinton County Bio Energy, LLC and Anamax Energy Services, Inc.  The Company must continue to seek out opportunities to engineer, construct and operate biodiesel plants for the benefit of third parties.

•                  The Company must complete an initial equity financing to raise $3 million for general and administrative expenses the Company expects to incur during 2006.  The Company intends to move forward promptly with the design and construction of two biodiesel plants for its own account, and arrange for project financing for these two plants.  The Company also intends to seek (a) to arrange for long term contracts for the supply of low cost feedstock for these two biodiesel plants, and (b) to enter into contracts for the sale of the biodiesel fuel produced from these two plants.

•                  The Company intends to seek out joint venture partners who are strategically situated to benefit the Company with respect to the engineering, construction and operation of biodiesel plants for the joint benefit of the Company and such joint venture partners.  An example of such a strategic partner might be a supplier of feedstock who can also provide the equity capital necessary in order to obtain project financing for the joint venture’s engineering and construction of a biodiesel plant.

The Company expects general and administrative expenditures to be approximately $50,000 per month.  The Company’s executive offices will be located in Houston, Texas, and, initially, approximately five employees, inclusive of three officers in the Company’s Houston office will be responsible for the administrative and accounting functions of the Company.

Longer Term Plan of Operations

If the Company is successful in implementing its short-term business plan, the Company intends to implement a longer term business plan that would include:

•                  The Company intends to seek out opportunities domestically to increase biodiesel refinery production capacity and cash flow through the engineering, construction and operation of domestic biodiesel plants for its own account.  The Company hopes to be able to expand into foreign markets, such as Central &South America and Asia.

•                  The Company intends to focus on entering into long term feedstock supply contracts in order to supply its own refineries with the feedstock needed to utilize the Company’s biodiesel refinery capacity.

•                  The Company intends to continue its efforts to find buyers for its biodiesel product.  Heavy trucks represent an opportunity for immediate biodiesel sales due to increased government regulations on emissions, established distribution channels, and the lack of U.S. biodiesel production.  Further, the U.S. armed forces are currently the nation’s single largest consumer of diesel fuel.  The Company believes there is an opportunity to provide fuel to the military’s existing vehicles, as well as future opportunities because it is expected that new government regulations will require that a high percentage of the Department of Defense’s new vehicles must be alternative fuel vehicles.  The United States Post Office, as well as other government agencies, such as the National Parks Service, is expected in the future to be a large consumer of biodiesel blends in its vehicles.  In addition, the States of Minnesota and Texas have both passed legislation to increase the use of biodiesel in government vehicles.

•                  The Company intends to seek out strategic joint venture partners domestically as well as in foreign markets who can provide strategic benefits to the Company in terms of long term feedstock supply contracts, long-term commitments to buy biodiesel and capital commitments necessary to engineer, construct and operate biodiesel plants domestically and in such foreign countries.

•                  The Company intends to seek out opportunities domestically to engineer, construct and operate biodiesel plants for the benefit of third parties, and will also expand such efforts into foreign markets.

•                  The Company intends to seek qualified, experienced and motivated professionals to enhance its management team.  Qualified refinery operators, managers and engineers are in short supply.  However, the Company believes that it will be in a position to offer enticing opportunities for such professionals.

•                  The Company believes that establishing an effective presence in foreign countries is essential for the long-term success of our biodiesel refineries.  In order to be effective, the Company must be familiar with the local operating environment, the local refineries industry, and local companies and governments.  The Company hopes to achieve a local presence by employing qualified and respected local management and professionals.

•                  The Company believes that its proprietary process technologies give the Company an advantage in the industry.  However, to remain competitive, the Company will need to continue to apply this technology in new ways, as well as develop future technologies.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangement or commitment that will have a current effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Risk Factors

Our future revenues will be derived from engineering, building and operating biodiesel refineries.  There are numerous risks, known and unknown, that may prevent us from achieving our goals, including but not limited to those described below.  Additional unknown risks may also impair our financial performance and business operations. Our business, financial condition and/or results of operation may be materially adversely affected by the nature and impact of these risks.  In such case, the market value of our securities could be detrimentally affected, and investors may lose part or all of their investment.  Please refer to the information contained under “Business” in this report for further details pertaining to our business and financial condition.  Unless the context otherwise requires, the terms the “Company,” “we” and “our” refer to Nova Oil, Inc. and its subsidiary after giving effect to the Share Exchange and resulting change in control.

Risks Related To Our New Biodiesel Business

We will be engaged in a new business focused on engineering, building and operating biodiesel refineries, as well as producing biodiesel fuel through proprietary process technologies.  The business is inherently risky and we will face numerous and varied risks, both known and unknown.  Despite the knowledge and experience of management, careful evaluation, and strategic planning, we may not be able to overcome the risks associated with our business, which may prevent us from achieving our goals.  The known material risks are outlined below.

We are in a Development Stage with Limited Operating History and May Never Attain Profitability.

We are currently in a development stage and have only two agreements for the engineering and construction of biodiesel refineries.  Our limited operating history makes it difficult for potential investors to evaluate our business.  Therefore our proposed operations are subject to all of the risks inherent in the initial expenses, challenges, complications and delays frequently encountered in connection with the formation of any new business, as well as those risks that are specific to the biodiesel industry in general.  Investors should evaluate the Company in light of the problems and uncertainties frequently encountered by companies attempting to develop markets for new products, services, and technologies.  Despite best efforts, we may never overcome these obstacles to financial success.

Our business is speculative and dependent upon the implementation of our business plan, as well as our ability to enter into agreements with third parties for the provision of necessary feedstock sources, and the sale and distribution of our biodiesel fuel on terms that will be commercially viable for us. There can be no assurance that our efforts will be successful or result in revenue or profit.  There is no assurance that we will earn significant revenues or that our  investors will not lose their entire investment.

Unanticipated Problems in our Engineering and Construction Operations May Harm Our Business and Viability.

Our initial cash flow depends on our ability to timely design, construct and complete our first two biodiesel refineries.  If our engineering and construction operations, particularly the Clinton County and Anamax projects, are disrupted and/or the economic integrity of these projects is threatened for unexpected reasons (including, but not limited to, technical difficulties, poor weather conditions, and business interruptions due to terrorism or otherwise) our business may experience a substantial setback.  Because we are at the beginning stages of performing under these agreements, we are particularly vulnerable to events such as these.  Prolonged problems may threaten the commercial viability of the Clinton County and Anamax project completions.  Moreover, the occurrence of significant unforeseen conditions or events in connection with the Clinton County and Anamax contracts may require us to reexamine the thoroughness of prior management’s due diligence and planning processes.  Due diligence on these projects occurred prior to the Share Exchange and could potentially cause management to reevaluate our business model and the viability of these projects.  Any change to our business model or management’s evaluation of the viability of the Clinton County or Anamax projects may adversely affect our business.

We May Be Unable to Obtain the Development Rights Needed to Build and Expand Our Business.

Our business plan focuses on engineering, building and operating biodiesel refineries, initially in North and South America and later in Asia. To date, we have entered into two agreements.  In the event that we are not successful in negotiating additional contracts for engineering, building and operating biodiesel refineries, our future prospects for profitability will likely be substantially limited, and our financial condition and resulting operations may be adversely affected.

Lack of Diversification May Increase the Risk.

Larger companies have the ability to manage their risk through diversification. However, we will lack diversification, in terms of both the nature and geographic scope of our business.  As a result, we could potentially be impacted more by factors affecting the biodiesel industry or the regions in which we operate than we would if our business were more diversified.

Strategic Relationships Upon Which We May Rely are Subject to Change.

Our ability to successfully bid on and acquire additional contracts for the engineering, construction and/or operation of biodiesel refineries, and to identify and enter into commercial arrangements with customers will depend on developing and maintaining close working relationships with industry participants.  Our success in this area will also depend on our ability to select and evaluate suitable projects, as well as to consummate transactions in a highly competitive environment. These realities are subject to change and may impair our ability to grow.

To develop our business, we will use the business relationships of management in order to form strategic relationships.  These relationships may take the form of joint ventures with other private parties or local government bodies, contractual arrangements with other biodiesel companies, including those that supply diesel and feedstock that we will use in our business. There can be no assurances that we will be able to establish these strategic relationships, or, if established, that the relationships will be maintained, particularly if members of the management team leave the Company.  In addition, the dynamics of our relationships with strategic partners may require us to incur expenses or undertake activities we would not otherwise be inclined to incur or undertake in order to fulfill our obligations to these partners or maintain these relationships.  If we do not successfully establish or maintain strategic relationships, our business may be negatively impacted.

Competition May Impair Our Success.

The market for the engineering, construction and operation of biodiesel refineries is highly competitive. Other companies will bid for competitive construction jobs, as well as compete for feedstock and services needed to operate our business in the countries in which we expect to operate.  Such competition could be intense thus driving up the cost of feedstock and driving down the price companies are willing to pay for the engineering, construction and operation of biodiesel refineries.  Competition will likely increase as prices of energy on the commodities market, including oil and biodiesel, rise, as they have in recent years. Additionally, new companies are constantly entering the market, thus increasing the competition.  This could also have a negative impact on our ability to obtain additional capital from investors.  Larger foreign owned and domestic companies who have been engaged in this business for substantially longer periods of time may have access to greater resources.  These companies may have greater success in the recruitment and retention of qualified employees, as well as in conducting their own refining and fuel marketing operations, which may give them a competitive advantage.  In addition, actual or potential competitors may be strengthened through the acquisition of additional assets and interests.  If we are unable to compete effectively or adequately respond to competitive pressures, this may materially adversely affect our results of operation and financial condition.

We May be Unable to Obtain the Additional Capital Required to Implement our Business Plan.

We expect that current capital and other existing resources will be sufficient only to provide a limited amount of working capital.  On their own, the revenues generated from the engineering, construction and operation of biodiesel refineries will not be sufficient to fund operations and planned growth. We will require additional capital to continue to expand our business beyond the initial phase.  There is no assurance that we will be able to obtain the capital required in a timely fashion or at all.  Future engineering, construction and operation of biodiesel refineries, production and marketing activities, as well as administrative requirements (such as salaries, insurance expenses and general overhead expenses, legal compliance costs and accounting expenses) will require a substantial amount of additional capital and cash flow.

We anticipate that we will require additional capital within one year.  We will pursue sources of capital through various means, including joint venture projects, debt financing, equity financing or other means.  There is no assurance that we will be successful in locating a suitable financing transaction in a timely fashion or at all.  In addition, there is no assurance that we will be successful in obtaining the capital we require by any other means.  Moreover, there is no assurance that, if we succeed in raising additional capital within one year, the capital received will be sufficient to fund operations going forward without obtaining additional capital financing.  Future financings through equity investments are probable, and these will be dilutive to the prior stockholders, as we issue additional shares of common stock to investors in future financing transactions.

Our ability to obtain needed financing may be impaired by such factors as the capital markets (both generally and specifically in the biodiesel industry), the fact that we are a new enterprise without a proven operating history, the location of our biodiesel refineries in the United States and the price of biodiesel and oil on the commodities market (which will impact the amount of available asset-based financing). Furthermore, if oil and/or biodiesel prices on the commodities markets decrease, then our revenues will likely decrease and decreased revenues may increase our requirements for capital. Some of the contractual arrangements governing our operations may require us to maintain minimum capital, and we may lose our contract rights if we do not have the required minimum capital.  If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs (even to the extent that we reduce our operations accordingly) we may be required to cease operations.

We May Be Unable To Meet Our Capital Requirements In The Future.

We may need additional capital in the future, which may not be available on acceptable terms or at all. We may need to raise additional funds through public or private debt or equity financings in order to meet various objectives including but not limited to:

•                  Pursuing growth opportunities, including more rapid expansion;

•                  Acquiring complementary businesses;

•                  Making capital improvements to improve our refineries;

•                  Hiring qualified management and key employees;

•                  Responding to competitive pressures;

•                  Complying with licensing, registration and other requirements; and

•                  Maintaining compliance with applicable laws.

Any additional capital raised through the sale of equity interests may dilute an investor’s ownership percentage.  This could also result in a decrease in the fair market value of our equity securities because our assets would be owned by a larger pool of outstanding equity.  The terms of securities we issue in future capital transactions may be more favorable for our new investors.  Newly issued securities may include preferences, superior voting rights, the issuance of warrants or other derivative securities, and the issuances of incentive awards under equity employee incentive plans, which may have additional dilutive effects.

Furthermore, any additional financing needed may not be available on favorable terms, or at all.  If we are unable to obtain required additional financing, we may be forced to restrain our growth plans or cut back existing operations.

We may incur substantial costs in pursuing future capital and/or financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs.  We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition.

We May Not be Able to Effectively Manage Our Growth.

Our strategy includes expanding our business operations.  If we fail to effectively manage the growth, our financial results could be adversely affected.  Growth may place a strain on our management systems and resources.  We must continue to refine and expand our business development capabilities, our systems and processes and our access to financing sources.  As we grow, we must continue to hire, train, supervise and manage new employees.  We cannot assure that we will be able to:

•                  Meet our capital needs;

•                  Expand our systems effectively, efficiently or in a timely manner;

•                  Allocate our human resources optimally;

•                  Identify and hire qualified employees or retain valued employees; or

•                  Effectively incorporate the components of any business that we may acquire in the future.

If we are unable to manage our growth and operations, then our financial results could be adversely affected.

Our Business May Suffer if We are Unable to Attract and/or Retain Talented Personnel.

As of March 31, 2006, we have seven employees.  Our success will depend in large measure on the abilities, expertise, judgment, discretion, integrity, and good faith of our management, as well as other personnel. We have a small but very effective management team, and the loss of a key individual or inability to attract suitably qualified replacements or additional staff could adversely impact our business.  We may also experience difficulties in certain jurisdictions in our efforts to obtain and/or retain suitably qualified staff willing to work in such jurisdictions.  Our success depends on the ability of management and employees to interpret market and technical data correctly, as well as respond to economic, market, and other conditions.  Effective interpretation and response is necessary in order to locate and adopt appropriate investment opportunities, monitor such investments, and ultimately divest from such investments if required.  Furthermore, no assurance can be given that our key personnel will continue their association or employment with us, or that replacement personnel with comparable skills will be found. If we are unable to attract and retain key personnel, our business may be adversely affected.

Risks Related to Nova Oil’s Prior Business May Adversely Affect Our Business.

Prior to entering into the Share Exchange Agreement, the business of Nova Oil involved oil and natural gas exploration, with an emphasis on the development and production of oil and natural gas assets.  This included ownership of two wells in Texas and the exploration of this property.  We have determined not to pursue this line of business.  However, claims arising from the former business of Nova Oil may be made against us. These claims may arise from Nova Oil’s activities (including employee  and  labor  matters),  financing  and  credit  arrangements, and/or other commercial  transactions.  While no claims are pending and we have no actual knowledge of any threatened claims, it is possible that third parties may seek to make claims against us related to the activities and liabilities of Nova Oil.  Even if asserted claims are without merit and we have no liability, defense costs and the distraction of management’s attention may adversely affect our business.  If any potential claims are made, our business could suffer, particularly if any such claims are material in terms of their magnitude or complexity.  Therefore, claims arising from the business of Nova Oil prior to the Share Exchange may have a material adverse effect on our business in the future.

Risks Related to Our Industry

Engineering, Constructing and Operating Biodiesel Refineries is Highly Risky.

Engineering, constructing and operating biodiesel refineries involves a high degree of risk. These risks are more acute in the earlier stages of development.  There is no assurance that our expenditures in developing biodiesel refineries will result in commercially viable projects.  It is difficult to project the costs of implementing operating biodiesel refineries due to the inherent uncertainties of future feedstock prices, and the future pricing of oil, diesel fuel and biodiesel fuel, the costs associated with encountering unknown obstacles, and changes in market demands. If construction costs exceed our estimates or if our efforts do not produce results which meet our expectations, our business may not be commercially successful, which would have a material adverse effect on our results of operation and financial condition.

We May Not Be Able to Engineer, Construct or Operate Biodiesel Refineries on an Economically Viable Basis.

We cannot assure that our biodiesel refineries will be capable of projected production levels or that levels will be sufficient for commercially viability.  On a long-term basis, we will be dependent upon our ability to acquire feedstocks at reasonable prices, and develop viable outlets for the sale of our biodiesel production. Our future will depend not only on existing biodiesel refineries, but also on our ability to engineer, construct and operate future biodiesel refineries, and successfully sell the fuel produced from these additional refineries.

Completion of biodiesel refineries does not assure a profit on the investment or recovery of construction costs and/or operating costs.  In addition, environmental damage could greatly increase the cost of operations, and various other field operating conditions may adversely affect the construction of our biodiesel refineries.  These conditions include, but are not limited to, delays in obtaining governmental approvals or consents, shut-downs of operations and plant infrastructure resulting from extreme weather conditions, problems in storage, distribution of our fuel, and adverse geological and mechanical conditions.  While we will attempt to effectively manage these conditions, we cannot guarantee that they will be managed optimally, and total elimination of these conditions is unlikely or impossible. Therefore, these conditions are likely to have some adverse effect on our revenue and cash flow levels to varying degrees, and may result in the impairment of our business in adverse ways.

We May Not Be Able to Construct Biodiesel Refineries that Meet the Production Specifications that We Have Guaranteed.

We have entered into fixed price contracts with all of our subcontractors to mitigate any unanticipated increases in the cost of labor or materials for the construction of our biodiesel refineries.  However, we are ultimately responsible for our biodiesel refineries to meet their contracted-for production specifications.  To the extent that any of our biodiesel refineries do not meet these specifications and we cannot identify a particular production line defect to allow us to pursue a subcontractor warranty claim, then we may incur additional costs in order to modify our refineries so that they meet the guaranteed production specifications.

Our Estimates of Biodiesel Reserves and Fuel Consumption May be Inaccurate.

We will make estimates of biodiesel pricing, upon which we will base our financial projections.  We will make these estimates using various other assumptions, including assumptions as to operating expenses, capital expenditures, taxes, and availability of funds.  Some of these assumptions are inherently subjective and the accuracy of our estimates partially relies upon the ability of our management team, engineers, and other advisors to make accurate assumptions.  Economic factors beyond our control, such as interest and exchange rates, will also impact the value of our reserves.  The process of estimating fuel consumption is complex, and will require us to use assumptions in the evaluation of available feedstock, demand and economic data for each market.  As a result, our sales estimates will be imprecise.  Actual future production, biodiesel prices, revenues, taxes, development expenditures, operating expenses, and quantities of sales may vary substantially from those estimated.  If actual sales results vary substantially from our estimates, the results could have a material adverse effect on our results of operation and financial condition.

There are inherent risks associated with the engineering, constructing and operating of biodiesel refineries, including unexpected decreases in fuel price, premature declines of output, fires and fuel spills.  Reduced revenues or losses resulting from the occurrence of any of these risks could have a material adverse effect on us and our future results of operations.  We may become subject to liability for pollution or other hazards.  We will obtain usual and necessary insurance with respect to these hazards; however, such insurance has limitations on liability, and the recovery on such policies of insurance may not be sufficient to cover the full extent of such liabilities.  The payment of such liabilities could reduce the funds available to us, and in an extreme case could result in a total loss of our properties and assets.  Moreover, there can be no assurance that we will be able to maintain adequate insurance in the future at affordable rates.

Decommissioning Costs are Unknown and May be Substantial.

We may become responsible for costs associated with abandoning facilities which we use for production of biodiesel.  Abandonment and reclamation of these facilities as well as the costs associated therewith is often referred to as “decommissioning.”  We have not yet determined whether we will establish a reserve account for these potential costs in respect to any of our biodiesel refineries, or if we will satisfy such costs of decommissioning from the proceeds of sales in accordance with general practice. The use of other funds to satisfy such decommissioning costs could have a material adverse effect on our financial position and future results of operations.

If We are Unable to Obtain Necessary Facilities, Our Operations Will Be Hampered.

Our ability to acquire quality and reliable facilities may also be unpredictable and we may be required to standardize our facilities, which may create unanticipated costs and delays.  Shortages and/or the unavailability of necessary equipment or other facilities may impair our activities, either by causing delay, increasing our costs, or otherwise. We may have difficulty distributing our production.

In order to sell the biodiesel fuel, we will have to make arrangements for storage and distribution to the market. We will rely on local infrastructure and the availability of transportation for storage and shipment of the our products.  However, infrastructure development and storage, as well as transportation facilities may be insufficient for our needs at commercially acceptable terms in the localities in which we operate.  This will be particularly problematic to the extent that our operations are conducted in remote areas that are difficult to access, such as areas that are distanced from shipping and/or pipeline facilities.  These factors may affect our ability to explore and develop properties, as well as store and transport our biodiesel production, which would increase our expenses.

Furthermore, there can be no assurance that future instability in one or more of the countries in which we may operate, weather conditions or natural disasters in these countries, actions by other companies doing business there, and/or labor disputes or actions taken by the international community, will not have a material adverse effect on the distribution of biodiesel fuel and in turn on our financial conditions or operations.

Prices and Markets for Biodiesel Fuel Demand are Unpredictable and Tend To Fluctuate Significantly.

Biodiesel fuel is a commodity whose price is determined based on world demand, supply and other factors, all of which are beyond our control.  World prices for biodiesel fuel have fluctuated widely in recent years. We expect that prices will continue to fluctuate in the future.  Price fluctuations will have a significant impact upon our revenue, the return from our reserves and on our general financial condition.  Price fluctuations for biodiesel fuel may also impact the investment market, and our ability to raise investor capital.  Although market prices for biodiesel fuel rose to near-record levels during 2005, there is no assurance that these prices will remain at current levels.  Future decreases in the prices of biodiesel fuel may have a material adverse effect on our financial condition and future results of operations.

Increases in Our Operating Expenses will Impact Operating Results and Financial Condition.

Engineering, constructing and operating biodiesel refineries, production, marketing (including distribution costs) and regulatory compliance costs (including taxes) will substantially impact the net revenues we derive from the sale of biodiesel fuel.  These costs are subject to fluctuations and variations in different locales in which we intend to operate, and we may not be able to predict or control these costs.  If these costs exceed our expectations, this may adversely affect the results of operations. In addition, we may not be able to earn net revenue at predicted levels, which may impact our ability to satisfy our obligations or may otherwise adversely affect our financial condition.

Penalties the Company May Incur Could Impair Our Business.

Failure to comply with government regulations could subject us to civil and criminal penalties, require the Company to forfeit property rights, and may affect the value of our assets.  We may also be required to take corrective actions, including, but not limited to, installing additional equipment, which could require us to make substantial capital expenditures.  We could also be required to indemnify our employees in connection with any expenses or liabilities that they may incur individually in connection with regulatory action against them. These could result in a material adverse effect on our prospects, business, financial condition and our results of operation.

Environmental Risks May Adversely Affect Our Business.

All phases of engineering, constructing and operating biodiesel refineries present environmental risks and hazards.  We are subject to environmental regulation implemented and/or imposed by a variety of international conventions as well as federal, provincial, and municipal laws and regulations.   Among other things, environmental legislation provides for restrictions and prohibitions on spills, as well as emissions of various substances produced in association with biodiesel fuel operations.  Legislation also requires that facility sites be operated, maintained, abandoned and reclaimed in such a way that would satisfy applicable regulatory authorities. Compliance with such legislation can require significant expenditures and a breach may result in the imposition of fines and penalties, some of which may be material. Environmental legislation is evolving in a manner we expect may result in stricter standards and enforcement, larger fines and liability, as well as potentially increased capital expenditures and operating costs. The discharge of pollutants into the air, soil or water may give rise to liabilities to foreign governments and third parties, and may require us to incur costs to remedy such discharge.  We cannot give assurance that the application of environmental laws to our business will not cause us to limit our production or significantly increase the costs of our operations and activities, or otherwise adversely affect our financial condition, results of operations, and/or prospects.

Our Insurance May be Inadequate to Cover Liabilities We May Incur.

Our involvement in the engineering, construction and operation of biodiesel refineries may result in our becoming subject to liability for pollution, property damage, personal injury, or other hazards.  Although we will obtain insurance in accordance with industry standards to address such risks, insurance has limitations on liability that may not be sufficient to cover the full extent of such liabilities.  In addition, some risks may not be insurable or, in certain circumstances, we may choose not to obtain insurance to manage specific risks due to the high premiums associated with such insurance, or for other reasons.  The payment of such uninsured liabilities could reduce the funds available for operations.  If we suffer a significant event or occurrence that is not fully covered by insurance, or if the insurer of such event is not solvent, this could result in a material adverse effect on our results of operations or financial condition.

Our Business is Subject to Local Legal, Political, and Economic Factors Which are Beyond Our Control.

We initially expect to operate in North and South American countries, and later plan to expand into Asia.  We believe that the North and South American legal systems are sufficiently developed, their political environment is sufficiently supportive, and their economic condition is sufficiently stable to enable us to plan and implement our operations; we also expect that the above conditions in other countries where we plan to conduct business will be hospitable.

However, there are risks that conditions will change in an adverse manner.  These risks include, but are not limited to, terrorism, military repression, interference with private contract rights (such as privatization), extreme fluctuations in currency exchange rates, high rates of inflation, exchange controls and other laws or policies affecting environmental issues (including land use and water use), workplace safety, foreign investment, foreign trade, investment or taxation, restrictions imposed on the biodiesel fuel industry (such as restrictions on production) and price controls and export controls. Any changes in biodiesel fuel, financial incentives, investment regulations, policies or a shift in political attitudes in North and South American or other countries in which we intend to operate are beyond our control and may adversely affect our business and future financial results.

For instance, legal changes in the jurisdiction in which we operate or expect to expand into with the effect of favoring local  enterprises, changes in political views regarding biodiesel fuel sales and economic  pressures, may make it more difficult for us to negotiate agreements on favorable terms,  obtain required  licenses,  comply with  regulations or  effectively adapt to adverse economic changes (such as increased taxes, higher costs, inflationary pressure and currency fluctuations).  These factors, individually or in the aggregate, may adversely affect our operations and financial condition.

Local Legal and Regulatory Systems in Which We Operate May Create Uncertainty Regarding Our Rights and Operating Activities.

We are a U.S. company that is subject to U.S. laws and regulations.  The jurisdictions in which we intend to operate may have different or less developed legal systems than the U.S., which may result in risks such as:

•                  Effective legal redress in the courts of such jurisdictions being more difficult to obtain (e.g. a breach of a law or regulation, or in an ownership dispute);

•                  Higher degree of discretion on the part of governmental authorities;

•                  Lack of judicial or administrative guidance on interpreting applicable rules and regulations;

•                  Inconsistencies or conflicts between and within various laws, regulations, decrees, orders and resolutions; and/or

•                  Relative inexperience of the judiciary and courts in such matters.

In certain jurisdictions, the commitment of local business people, government officials and agencies, as well as the judicial system to abide by legal requirements and negotiated agreements may be more uncertain, creating particular concerns with respect to licenses and agreements for business.  These licenses and agreements may be susceptible to revision or cancellation and legal redress may be uncertain or delayed.  We can make no assurance that property right transfers, joint ventures, licenses, license applications or other legal arrangements pursuant to which we operate will not be adversely affected by the actions of government authorities.  We also cannot assure that our rights under such arrangements in these jurisdictions will be assured.

Our Business Will Suffer If We Cannot Obtain or Maintain Necessary Licenses.

Our operations will require licenses, permits and in some cases renewals of these licenses and permits from various governmental authorities.  We believe that we will be able to obtain all necessary licenses and permits to carry on the activities which we contemplate, and that we will be able to obtain the licenses and permits necessary for our future biodiesel refineries and operations.  However, our ability to obtain, sustain, or renew such licenses and permits on acceptable terms are subject to change, as (among other things) the regulations and policies of applicable governments may change.  Our inability to obtain, loss, or denial of extension as to any of these licenses or permits may have a material adverse effect on our operations and financial condition.

Challenges To Our Properties May Impact Our Financial Condition.

If our property rights are reduced, whether by governmental action or third party challenges, our ability to conduct operations may be impaired, potentially causing materially adverse effects on our financial condition.

Foreign Currency Exchange Rate Fluctuations May Affect Our Financial Results.

We expect to sell our biodiesel fuel under agreements that will be denominated in U.S. dollars and foreign currencies. Many of the operational and other expenses we incur will be paid in the local currency of the country where we perform our operations.  As a result, fluctuations in the U.S. dollar against the local currencies in jurisdictions where we operate could result in unanticipated and material fluctuations in our financial results.

We Will Rely on Technology to Conduct Our Business and Our Technology Could Become Ineffective or Obsolete.

We will be required to continually enhance and update our technology to maintain its efficacy and to avoid obsolescence.  The costs of doing so may be substantial, and may be higher than the costs that we anticipate for technology maintenance and development.  If we are unable to maintain the efficacy of our technology, our ability to manage our business and to compete may be negatively impaired.  Furthermore, even if we are able to maintain technical effectiveness, our technology may not be the most efficient means of reaching our objectives, in which case we may incur higher operating costs than we would if our technology was more efficient.  The impact of technical shortcomings could have a material adverse effect on our prospects, business, financial condition, and results of operations.

Risks Related To Our Common Stock

There Has Been No Established Trading Market for Our Common Stock.

There has been no established trading market for our common stock.  The lack of an active market may impair your ability to sell our shares at the time you wish to sell them or at a price that you consider reasonable.  The lack of an active market may also reduce the fair market value of our shares.  An inactive market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies or technologies by using common stock as consideration.

You May Have Difficulty Trading and Obtaining Quotations for Our Common Stock.

Our common stock is currently quoted on the NASD’s Over-the-Counter Bulletin Board System under the symbol “NVAO.OB.” The common stock is not actively traded, and the bid and asked prices for our common stock have fluctuated widely.  As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations of the price of, our securities.  This severely limits the liquidity of the common stock, and would likely have an adverse effect on the market price of the common stock and on our ability to raise additional capital.

The Market Price of Our Common Stock is, and is Likely to Continue to Be, Highly Volatile and Subject to Wide Fluctuations.

The market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including:

•                  Dilution caused by our issuance of additional shares of common stock and other forms of equity securities, which we expect to make in connection with future capital financings to fund our operations and growth, to attract and retain valuable personnel and in connection with future strategic partnerships with other companies;

•                  Announcements of new acquisitions, building business initiatives by our competitors;

•                  Fluctuations in revenue from our biodiesel refineries;

•                  Changes in the market for biodiesel fuel commodities and/or generally in the capital markets;

•                  Changes in the demand for biodiesel fuel, including changes resulting from the expansion of other alternative fuels; and

•                  Changes in the social, political and/or legal climate in the regions in which we will operate.

In addition, the market price of our common stock could be subject to wide fluctuations in response to:

•                  Quarterly variations in our revenues and operating expenses;

•                  Changes in the valuation of similarly situated companies, both in our industry and in other industries;

•                  Changes in analysts’ estimates affecting us, our competitors or our industry;

•                  Changes in the accounting methods used in or otherwise affecting our industry;

•                  Additions and departures of key personnel;

•                  Announcements of technological innovations or new products available to the biodiesel refineries industry;

•                  Announcements by relevant governments pertaining to incentives for alternative energy development programs;

•                  Fluctuations in interest rates, exchange rates and the availability of capital in the capital markets; and/or

•                  Significant sales of our common stock, including sales by the investors following registration of the shares of common stock issued in the Share Exchange and/or future investors in future offerings we expect to raise additional capital.

These and other factors are largely beyond our control, and the impact of these risks, singly or in the aggregate, may result in material adverse changes to the market price of the common stock and/or our results of operation and financial condition.

Our Operating Results May Fluctuate Significantly, and These Fluctuations May Cause Our Stock Price to Decline.

Our operating results will likely vary in the future primarily as the result of fluctuations in our revenues and operating expenses, including the coming to market of biodiesel fuel that we are able to develop, expenses that we incur, the prices of biodiesel, in the commodities markets, as well as other factors.  If our results of operations do not meet the expectations of current or potential investors, the price of our common stock may decline.

We Do Not Expect to Pay Dividends in the Foreseeable Future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings into the development and growth of our business.  Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all.  Investors cannot be assured of a positive return on investment or that they will not lose the entire amount of their investment in the common stock.

Applicable SEC Rules Governing the Trading of “Penny Stocks” Limit the Trading and Liquidity of Our Common Stock, Which May Affect its Trading Price.

Shares of common stock may be considered a “penny stock” and be subject to SEC rules and  regulations which impose limitations upon the manner in which such shares may be publicly traded and regulate broker-dealer practices in connection with transactions in “penny stocks.”  Penny stocks are generally equity securities with a price of less than $5.00, subject to certain exceptions.

Properties

The Company leases 1,200 square feet of office space in Butte, Montana and leases a building in Butte, Montana for its pilot plant.  Its principal executive offices are located at the Riviana Building, 2777 Allen Parkway, Suite 800, Houston, Texas 77019.

Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock immediately after the Share Exchange by (i) each person who, to the Company’s knowledge, beneficially owns more than 5% of the shares of the Company’s common stock; (ii) each of the directors and executive officers of the Company; and (iii) all of the Company’s executive officers and directors as a group.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (2)
Common stock	Kenneth T. Hern (1)*	10,000,000	21.3%
Common stock	J.D. McGraw (1)	10,000,000	21.3%
Common stock	Mike W. McGowan (1)**	9,000,000	19.2%
Common stock	Dallas Neil (1)	6,925,000	14.8%
Common stock	Ken Crippen (1)	2,375,000	5.1%
Common stock	Paul E. Fredericks (2)*	975,000	2.1%
Common stock	Arthur P. Dammarell, Jr. (2)*	1,105,000	2.4%
Common stock	Bruce E. Cox (2)*	630,000	1.3%
Common stock	Directors and Executive Officers as a Group	12,710,000	27.1%

(1)                                  The address for these beneficial owners is 2777 Allen Parkway, Suite 800, Houston, Texas 77019.

(2)                                  The address for these beneficial owners is 17922 N. Hatch Rd., Colbert, Washington 99005.

(3)                                  Beneficial ownership is calculated based on 46,925,000 shares of common stock issued and outstanding as of March 31, 2006 assuming completion of the Share Exchange on such date. Beneficial ownership is determined in accordance with Rule 13d-3 of the SEC.  The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite that person’s name, subject to community property laws, where applicable.

*                                         Director or executive officer

**                                  Proposed director, excluded from calculation of directors and executive officers as a group.  If Mr. McGowan were included in such calculation and Mr. Cox excluded, the directors and executive officers as a group would beneficially own 21,080,000 shares, which would represent 44.9% of all shares outstanding.

Directors, Executive Officers, Promoters and Control Persons

Prior to the Share Exchange, the Company’s Board of Directors consisted of Paul E. Fredericks, Arthur P. Dammarell, Jr. and Bruce E. Cox.  The names, ages, positions and business experience of such persons is set forth in Item 9 of the Company’s annual report on Form 10-KSB for the year ended December 31, 2005, which is incorporated herein by reference.  In connection with the Share Exchange and the resulting change of control, Arthur P. Dammerell, Jr. resigned from the Board of Directors and the Board appointed Kenneth T. Hern to the Board as its Chairman to fill the vacancy until the next annual meeting and his successor is duly elected and qualified.  In addition, Paul E. Fredericks resigned as President and the Board appointed Kenneth T. Hern as Chief Executive Officer.

Pursuant to the Share Exchange Agreement, on the tenth day following the mailing of this information statement, Bruce E. Cox will resign as a director and Michael McGowan will be appointed to serve on the Board of Directors in his place until the next annual meeting and his successor is duly elected and qualified.  In addition, it is anticipated that the Board will appoint J.D. McGraw as Chief Operating Officer, Richard Talley as President of Biosource America and Leon van Kraayenburg as Vice President of Finance.

Name	Age	Position and Business Experience
Kenneth T. Hern	68

Chairman of the Board and Chief Executive Officer. Mr Hern served as President of Texaco Saudi, Inc., between 1981 through 1984, as Vice Chairman and Managing Director of Texaco Nigeria Limited from 1984 through 1989, and served as President of Texaco Brazil from 1989 through 1994. From 1994 to 2006, he has served as an independent consultant and served as Chairman of Fibrominn L.L.C., a company formed to generate electricity from biowaste material. He was a founder of Biosource America, Inc. in December 2005 and is a current director. Mr. Hern earned a B.A. in Chemistry from Austin College, an M.S. in Organic Chemistry from North Texas State University and received Associates Degrees from the Wharton School of Business and Carnegie Mellon University.

J.D. McGraw	47

Chief Operating Officer. Mr. McGraw has provided consulting services to over 150 companies including AdTec, American Rice, Blockbuster Video, Chuck E. Cheese, Dryper, International Recovery, Republic Industries and Swift Energy. From 2000 until 2002, Mr. McGraw worked as a Financial Management Consultant for Allan F. Dow & Associates, Inc. He then served as the Executive Vice President of EnerTeck Corporation from 2002 until 2003. Mr. McGraw has served as the President of Jonah Capital Partners since 2004. He was a founder of Biosource America, Inc. in December 2005 and is a current director. Mr. McGraw attended Rose State University.

Richard Talley	42

President, Biosource America. Mr. Talley has over 19 years of experience in process development and design. From September 2000 until January 2005, Mr. Talley was Vice President and General Manager of Research and Development for Resodyn Corporation. Since February of 2005, he has served as the General Manager of BIOSource Fuels and has led the effort to develop the bio-diesel production technology now owned by the Company. Mr. Talley has been requested to speak at the National Bio-diesel Board (NBB) Annual Conference and the Fat and Proteins Research Foundation (FPRF) Annual Meeting, where he led presentations on bio-diesel production technologies. In addition, Mr. Talley has authored an article regarding bio-diesel production from animal fats and greases for the National Render Association’s Magazine (Render February 2004 “Bio-diesel: A Compelling Business for The Rendering Industry”). Mr. Talley received his Bachelor of Science in Civil Engineering from the University of Wyoming.

Dallas Neil	29

Executive Vice President of Corporate Development. Mr. Neil has been the owner of 4 Minute Carwash in Atlanta, Georgia since May 2002. Since January 2000, he has also been the President of Kinetic Sports Interactive, a licensor of electronic weight training technology. From May 2000 until December 2004, Mr. Neil was a professional football player in the National Football League. He was a founder of Biosource America, Inc. in December 2005 and is a current director.  Mr. Neil earned a Bachelors in Business Administration-Information Systems and a Masters in Business Administration from the University of Montana.

Michael McGowan	37

Proposed Director. Mr. McGowan served as Vice President – Investments for Peak Investment Management LTD from December 1999 to April 2004. From April 2004 to the present, he has been the president of Daniel Capital Management LTD. He was a founder of Biosource America, Inc. in December 2005 and is a current director. Mr. McGowan earned a B.A. in History from the University of Montana, is a certified financial planner and holds a Series 65 license as an investment advisor.

Leon van Kraayenburg	48

Vice President of Finance (principal financial and accounting officer.) Mr. van Kraayenburg has over 25 years of corporate financial reporting, tax, finance, and treasury experience, serving the private and public sector. From 1993 until 1999, he served in a number of capacities for BTR, Plc, a UK public reporting company and its subsidiaries. Since leaving BTR Mr. van Kraayenburg has provided financial and IT consulting services on various start-up companies, and been on the management team of certain acquisitions and divestitures. In late 2002, he joined EnerTeck Chemical Corporation as a director and as Senior Vice President and Chief Financial Officer. Mr. van Kraayenburg is a graduate of Witwatersrand College in South Africa.

Audit Committee; Other Board Committees

In the near future the Company intends to take steps to ensure that a majority of its directors are independent directors according to the standards for independent directors set forth by the New York Stock Exchange, as though such standards are applicable to the Company, of which at least one director would qualify as an “audit committee financial expert.”  The audit committee does not currently have an “audit committee financial expert” due to budgetary constraints.  After the Share Exchange, the audit committee continues to consist of Paul E. Fredericks and Bruce E. Cox.  The Board of Directors expects to appoint a new audit committee, nominating committee, and compensation committee,  and to adopt new charters relative to each such committee once such independent directors can be identified and appointed.

Executive Compensation

Biosource America was formed in December 2005, and its business activities began in February 2006 with the acquisition of substantially all of the assets of BIOSource Fuels, LLC.  Accordingly, no compensation was paid to its executive officers during the fiscal year ending December 31, 2005.  The compensation arrangement of the executive officers appointed following the Share Exchange and the resulting change in control is described in Item 5.02(c), which is incorporated herein by reference.

Prior to 2005, directors and officers of Nova Oil received no compensation.  During the year ended  December 31, 2005, Nova Oil issued as compensation the following shares to:

Name	Position	Number of Shares Issued
Paul E. Fredericks	President, Principal Executive Officer and Director(1)	275,000
Arthur P. Dammarell, Jr.	Treasurer, Principal Financial Officer and Director(1)	405,000
Bruce E. Cox	Secretary and Director(1)	110,000
Terrence J. Dunne	Advisor(1)	110,000

(1)           Title held at the time of the grant.

The Company expects to provide the executive officers with insurance benefits and other employee benefits. Benefits will be determined by the Company’s management and may periodically change.  In accordance with the Company’s expense policies, advances and/or reimbursements will be paid to its executive officers and other employees for travel, meal, and other expenses incurred on behalf of the Company.

Description Of Securities

The Company’s article of incorporation authorizes the issuance of up to 500,000,000 shares of common stock and 5,000,000 shares of preferred stock.  Immediately after completion of the Share Exchange, approximately 46,925,000 shares of common stock were issued and outstanding and no shares of preferred stock were issued or outstanding.  After the stock split, it is anticipated that approximately 70,387,500 shares will be issued and outstanding.  Holders of shares of common stock are entitled to share ratably in any dividends that may be declared from time to time on the common stock by the Board of Directors.

The holders of the Company’s common stock:

•                  have equal ratable rights to dividends from funds legally available if and when declared by the board of directors;

•                  are entitled to share ratably in all assets available for distribution to holders of common stock upon liquidation, dissolution or winding-up of affairs;

•                  do not have preemptive or preferential rights to subscribe for or purchase their proportionate part of any shares which may be issued at any time; and

•                  are entitled to one non-cumulative vote per share on all matters on which stockholders may vote;

All shares of common stock now outstanding are fully paid and non-assessable.  Please see the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

On April 5, 2005, the Company’s shares of common stock were approved for listing on the OTCBB under the symbol “NVAO”.  The OTCBB is not an issuer listing service, market or exchange.  Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC.  Market makers will not be permitted to begin quotation of a security whose issuer does not meet this filing requirement.  Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. If the Company’s common stock were not quoted on the OTCBB, trading in the common stock would be conducted, if at all, in the over-the-counter market.  This would make it more difficult for stockholders to dispose of their common stock and more difficult to obtain accurate quotations on common stock.  This could have an adverse effect on the price of the common stock.  Please refer to “Risk Factors - You May Have Difficulty Trading and Obtaining Quotations for our Common Stock.”

The lack of liquidity in the common stock is likely to make the trading price the common stock volatile and subject to wide fluctuations, assuming that any trades do occur in the secondary market.  Additionally, the stock price may become subject to wide fluctuations in response to the following: quarterly variations in operating results, announcements of technological innovations or new products and services by the Company or its competitors, stock price performance of other companies that investors may deem comparable to the Company, and other events or factors.  In addition, the stock market in general, and the market prices for thinly traded companies in particular, have experienced extreme volatility that often has been unrelated to the operating performance of such companies.  These broad market and industry fluctuations may adversely affect the trading price of the common stock, regardless of operating performance.  In the past, following periods of volatility in the market price of a security, securities class action litigation has often been instituted against such company.  Such litigation, if instituted, whether or not successful, could result in substantial costs and a diversion of management’s attention and resources, which would have a material adverse effect on the Company’s business, results of operations and financial condition.  It is possible that wide fluctuations in the trading price of the common stock could result in class action litigation against the Company or its directors and executive officers, which even if such actions were successfully defended, would result in large expenses that would have a material, adverse effect on financial condition.

“Penny Stock” Requirements

The SEC has adopted a rule that defines a “penny stock”, for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require:

•                  that a broker or dealer approve a person’s account for transactions in penny stocks; and

•                  that the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

To approve a person’s account for transactions in penny stocks, the broker or dealer must:

•                  obtain financial information and investment experience and objectives of the person; and

•                  make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form:

•                  sets forth the basis on which the broker or dealer made the suitability determination; and

•                  that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in the Company’s shares of common stock. This could prevent an investor from reselling shares and may cause the price of shares to decline.

Warrants

On February 27, 2004, the Company issued 69,500 warrants to Public Securities, Inc.  Public Securities acted as placement agent in connection with the thirty securities purchase agreements.  Public Securities, Inc. introduced the Company to the selling security holders and assisted it with structuring the securities purchase agreements. As consideration for Public Securities` services as placement agent in connection with these securities purchase agreements, the Company paid $8,623, or 12.41% of the gross proceeds, to Public Securities, and issued them Warrants to purchase up to 69,500 shares of common stock, exercisable at a price of $0.14 per share.  The warrants are exercisable until February 27, 2009.  Any securities issued to Public Securities are restricted pursuant to NASD Rule 2710(g).  As a condition of listing on the OTC Bulletin Board, Public Securities agreed that with respect to shares that could be issued to Public Securities upon exercise of the warrants for 69,500 shares, the shares cannot be offered, sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities for a period of 180 days immediately following the date of clearance by the NASD Corporate Financing Department, pursuant to Rule 2710 (g)(1).  Except for the convertible note issued to Biosource Fuel as described in Items 1.01 and 2.01 above, no other warrants or other rights to purchase the Company’s common stock have been issued as of the date of this report.

Preferred Stock

The board of directors has the authority, without action by the stockholders, to designate and issue preferred stock and to designate the rights, preferences and privileges of each series of preferred stock, which may be greater than the rights attached to the common stock.  It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until the board of directors determines the specific rights attached to that preferred stock.  The effects of issuing preferred stock could include one or more of the following:

•                  Restricting dividends on the common stock,

•                  Diluting the voting power of the common stock,

•                  Impairing the liquidation rights of the common stock, or

•                  Delaying or preventing a change of control of the Company.

There are currently no shares of preferred stock outstanding.

Non-Cumulative Voting

Holders of shares of the Company’s common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of the directors.  A simple majority vote is required for shareholders to take action.

Stock Transfer Agent

The Company’s stock transfer agent for its securities is: Columbia Stock Transfer Company, P.O. Box 2196, Coeur d’ Alene, Idaho, 83814. Telephone: (208) 664-3544. Fax: (208) 664-3543.

Market Price Of And Dividends On The Registrant’s Common Equity And Other Shareholder Matters

The Company’s Common Stock is currently quoted on the NASD’s Over-the-Counter Bulletin Board System under the symbol “NVAO.OB.”

The following table sets forth, for the periods indicated, the high and low bid prices of a share of common stock.  The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions

	High Ask	Low Bid
2005(1)

Quarter ended June 30	0.25	0.05
Quarter ended September 30	0.59	0.10
Quarter ended December 31	0.20	0.10

2006

Quarter ending March 31 (through March 29, 2006)	0.51	0.13

(1)  The Company’s common stock was made effective on April 5, 2005 by the National Association of Securities Dealers for listing and trading on the over-the-counter electronic bulletin board (OTCBB).

The Company does not intend to declare dividends for the foreseeable future, as the Company anticipates that it will reinvest any future earnings into the development and growth of the Company’s business.

Legal Proceedings

As of the date of this report, the Company is not a party to any lawsuits or legal proceedings.

Changes In And Disagreements With Accountants

In connection with the Share Exchange and the resulting change in control, the Company engaged Malone & Bailey, P.C. as its independent registered public accountant and dismissed DeCoria, Maichel & Teague P.S.  The information set forth in Item 4.01 (Changes in the Registrant’s Certifying Accountant) is incorporated by reference into this Item 2.01.

Recent Sales of Unregistered Securities

The information set forth in Item 3.02 (Unregistered Sales of Equity Securities) is incorporated by reference into this Item 2.01.

Indemnification Of Directors And Officers

The Company’s Articles of Incorporation and Bylaws provide that the Company will indemnify its directors and officers to the fullest extent permitted under Nevada law.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On March 30, 2006, pursuant to the Share Exchange, Nova Oil agreed to issue 40,000,000 shares of common stock to the shareholders party to the Share Exchange Agreement in exchange for such holders’ shares of common stock of Biosource America.  The Share Exchange was consummated pursuant to exemptions from the registration provisions of the Securities Act of 1933 pursuant to, among others, Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder on the basis that such transaction did not involve a public offering and the offerees were sophisticated, accredited investors with access to the kind of information that registration would provide.  The information set forth in Items 1.01 and 2.01 of this report is incorporated herein by reference.

ITEM 4.01 CHANGES IN THE REGISTRANT’S CERTIFYING ACCOUNTANT.

(a)           In connection with the Share Exchange and the resulting change in control, on March 31, 2006, the Company dismissed DeCoria, Maichel & Teague P.S. as the Company’s independent registered public accountant.  The reports of DeCoria, Maichel & Teague P.S. on Nova Oil’s financial statements for the years ended December 31, 2005 and 2004 did not contain an adverse opinion or a disclaimer of opinion, and were not modified as to uncertainty, audit scope or accounting principles, but contained an uncertainty about Nova Oil’s ability to continue as a going concern.

The decision to change the Company’s independent registered public accountant was authorized and approved by the Board of Directors of the Company.

In connection with its audit of the financial statements of Nova Oil as of and for the years ended December 31, 2005 and 2004 and during the interim period through March 31, 2006, the date of dismissal, the Company had no disagreement with DeCoria, Maichel & Teague P.S. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of DeCoria, Maichel & Teague P.S. would have caused them to make reference thereto in their report on the financial statements for such years.

The Company provided DeCoria, Maichel & Teague P.S. with a copy of this report prior to its filing with the Commission and requested that such accounting firm furnish a letter addressed to the Commission stating whether it agrees with the statements made in this Item 4.01 and, if not, stating the respects in which it does not agree.  DeCoria, Maichel & Teague P.S. has provided the Company with a letter dated April 3, 2006, and addressed to the Commission, which letter is filed as Exhibit 16.1 to this report and incorporated herein by reference.

(b)           On March 31, 2006, the Company engaged Malone & Bailey, P.C. as the Company’s independent registered public accountant in connection with the Share Exchange and the resulting change in control.

ITEM 5.01 CHANGES IN CONTROL OF THE REGISTRANT

As a result of the Share Exchange, the Company underwent a change in control.  The information set forth in Items 1.01 and 2.01 of this report are incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(b)           On March 31, 2006, in connection with the Share Exchange and the resulting change in control, Paul E. Fredericks resigned as President of Nova Oil and Arthur P. Dammarell, Jr. resigned as a director.

(c)           On March 31, 2006, in connection with the Share Exchange and the resulting change in control, the Board of Directors of the Company appointed Kenneth T. Hern as Chief Executive Officer.  The information set forth in Item 2.01 of this report under the caption “Executive Officers” is incorporated by reference into this item.

Mr. Hern is not is a party to an employment agreement with the Company.  Mr. Hern is paid a salary of $5,000 per month.  In connection with the formation of Biosource America, the negotiation of the asset purchase agreement with Biosource Fuels and the development and implementation of the business plan of Biosource America, Mr. Hern was granted 15,000,000 shares of common stock of Biosource America.  Mr. Hern is generally eligible to participate in the employee benefit and incentive plans of the Company.

(d)           On March 30, 2006, pursuant to the terms of the Share Exchange Agreement and in connection with the resulting change in control, Mr. Hern was appointed to the Board of Directors of the Company as its Chairman.  Mr. Hern is not anticipated to serve on any Board committees at this time.  He does not have any transactions to report in which he has or has had a direct or indirect material interest and to which the Company is or was a party.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

In connection with the Share Exchange, the Board of Directors of the Company changed the fiscal year of the Company to October 31. The change in fiscal year will be reflected in the Company’s Form 10-QSB for the quarter ended April 30, 2006.  The change of fiscal year results from the share exchange, which is accounted for as a recapitalization of Biosource America. As a result, Biosource America is the accounting acquiring entity, and the Company’s historical financial statements will reflect the operations of Biosource America, as if Biosource America had acquired Nova Oil.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

The information set forth in Items 1.01 and 2.01 are incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)                                  Financial Statements of Businesses Acquired

The following financial statements are filed as exhibits to this current report and are incorporated by reference into this item:

99.1                           Audited financial statements of Biosource Fuels, LLC for the years ended October 31, 2005 and 2004.

99.2                           Unaudited financial statements of Biosource Fuels, LLC for the three months ended January 31, 2006 and 2005.

99.3                           Audited financial statements of Biosource America, Inc. for the period ended January 31, 2006.

(b)                                 Pro Forma Financial Information

The following pro forma financial information is filed as an exhibit to this current report and is incorporated by reference into this item:

99.4                          Unaudited pro forma combined financial statements of Biosource America, Inc. and Biosource Fuels, LLC for the years ended January 31, 2006 and 2005.

(d)                                Exhibits

2.1                                Share Exchange Agreement, dated as of March 30, 2006, entered into between Nova Oil, Inc., Biosource America, Inc. and the shareholders of Biosource America, Inc.

2.2                                Asset Purchase Agreement, dated as of February 7, 2006, between Biosource Fuels, Inc. and Biosource America, Inc.

10.1                          Security Agreement, dated as of February 10, 2006, between Biosource Fuels, Inc. and Biosource America, Inc.

10.2                          Collateral Assignment, dated as of February 17, 2006, between Biosource Fuels, Inc. and Biosource America, Inc.

10.3                          Patent Security Agreement, dated as of February 17, 2006, between Biosource Fuels, Inc. and Biosource America, Inc.

10.4                          Registration Rights Agreement, dated as of February 7, 2006, between Biosource Fuels, Inc. and Biosource America, Inc.

10.5                          Confidentiality and Non-Competition Agreement, dated as of February 17, 2006, between Biosource America, Inc. and Resodyn Corporation.

10.6                          Agreement, dated as of October 17, 2005, between Clinton County Bio Energy, LLC and Biosource America, Inc. (as assignee of Biosource Fuels, LLC).

10.7                          Agreement, dated as of December 28, 2005, between Anamax Energy Services, Inc. and Biosource America, Inc.

16.1                          Letter of DeCoria, Maichel & Teague P.S., dated March 31, 2006.

99.1                          Audited financial statements of Biosource Fuels, LLC for the years ended October 31, 2005 and 2004.

99.2                          Unaudited financial statements of Biosource Fuels, LLC for the three months ended January 31, 2006 and 2005.

99.3                          Audited financial statements of Biosource America, Inc. for the period ended January 31, 2006.

99.4                         Unaudited pro forma combined financial statements of Biosource America, Inc. and Biosource Fuels, LLC for the period ended January 31, 2006.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOVA OIL, INC.

By:	/s/ Kenneth T. Hern
Name:	Kenneth T. Hern
Title:	Chief Executive Officer

Date:  March 31, 2006

EXHIBIT INDEX

2.1                                Share Exchange Agreement, dated as of March 30, 2006, entered into between Nova Oil, Inc., Biosource America, Inc. and the shareholders of Biosource America, Inc.

2.2                                Asset Purchase Agreement, dated as of February 7, 2006, between Biosource Fuels, Inc. and Biosource America, Inc.

10.1                          Security Agreement, dated as of February 10, 2006, between Biosource Fuels, Inc. and Biosource America, Inc.

10.2                          Collateral Assignment, dated as of February 17, 2006, between Biosource Fuels, Inc. and Biosource America, Inc.

10.3                          Patent Security Agreement, dated as of February 17, 2006, between Biosource Fuels, Inc. and Biosource America, Inc.

10.4                          Registration Rights Agreement, dated as of February 7, 2006, between Biosource Fuels, Inc. and Biosource America, Inc.

10.5                          Confidentiality and Non-Competition Agreement, dated as of February 17, 2006, between Biosource America, Inc. and Resodyn Corporation.

10.6                          Agreement, dated as of October 17, 2005, between Clinton County Bio Energy, LLC and Biosource America, Inc. (as assignee of Biosource Fuels, LLC).

10.7                          Agreement, dated as of December 28, 2005, between Anamax Energy Services, Inc. and Biosource America, Inc.

16.1                          Letter of DeCoria, Maichel & Teague P.S., dated March 31, 2006.

99.1                          Audited financial statements of Biosource Fuels, LLC for the years ended October 31, 2005 and 2004.

99.2                          Unaudited financial statements of Biosource Fuels, LLC for the three months ended January 31, 2006 and 2005.

99.3                          Audited financial statements of Biosource America, Inc. for the period ended January 31, 2006.

99.4                          Unaudited pro forma combined financial statements of Biosource America, Inc. and Biosource Fuels, LLC for the period ended January 31, 2006.